SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    December 3, 2013

AARON’S, INC.
(Exact name of Registrant as Specified in Charter)

Georgia	1-13941	58-0687630
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 E. Paces Ferry Road, N.E. Atlanta, Georgia	30305-2377
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (404) 231-0011

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On December 3, 2013, Aaron’s, Inc. (the “Company”) entered into a discounted share buyback agreement (the “Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”) to repurchase $125 million (the “Repurchase Price”) of shares of the Company’s common stock.  The Company is repurchasing shares under the Agreement as part of its previously announced share repurchase program.

Pursuant to the Agreement, the Company paid the Repurchase Price to Wells Fargo on December 4, 2013, using cash on hand, for a number of shares of common stock at a per share price equal to the discounted average of the volume-weighted average prices per share of the Company’s common stock during the Agreement’s valuation period. The valuation period began on December 4, 2013, and is expected to end no later than May 2014. Certain events, such as market disruption events or regulatory disruption events, may result in the valuation period being extended.

Wells Fargo has made an initial delivery to the Company of 3,502,627 shares of the Company’s common stock, which is currently estimated to be approximately 80% of the total number of shares to be repurchased under the Agreement. At the end of the valuation period, upon final settlement of the Agreement, the Company may be entitled to receive additional shares of the Company’s common stock from Wells Fargo or, under certain circumstances specified in the Agreement, the Company may be required to deliver shares of the Company’s common stock or remit a settlement amount in cash, at the Company’s option, to Wells Fargo.

The Agreement is subject to terms customary for similar agreements, including terms providing for the effect of extraordinary corporate transactions and setting forth the circumstances under which the Agreement may be terminated early.

From time to time, Wells Fargo and/or its affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with the Company for which they have received, or may receive, customary compensation, fees and expense reimbursement.

Statements in this Current Report regarding the Company that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. For these statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Statements in this Current Report that are “forward-looking” include without limitation the results of the settlement of the Agreement, including the final number of shares that may be purchased pursuant to the Agreement, and whether Wells Fargo may ultimately deliver additional shares to the Company, or whether the Company may instead be obligated to deliver shares or make a cash payment to Wells Fargo.

Item 7.01    Regulation FD Disclosure.

The Company issued a press release on December 4, 2013 concerning the Agreement and the related repurchase program.  The press release is furnished herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits:

Exhibit No.	Description
99.1	Press release of the Company, dated December 4, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AARON’S, INC.
	By:	/s/ Gilbert L. Danielson
Date: December 9, 2013		Gilbert L. Danielson Executive Vice President and Chief Financial Officer